UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

V. F. Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1180120
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

105 Corporate Center Boulevard

Greensboro, North Carolina 27408

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.625% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-197856

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

V. F. Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated September 13, 2016 (the “Prospectus Supplement”) to a Prospectus dated August 5, 2014 (the “Prospectus”) incorporated by reference into the Company’s effective Registration Statement on Form S-3 (Registration No. 333-197856), which Registration Statement was filed with the Securities and Exchange Commission on August 5, 2014, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

    Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

    Item 2. Exhibits

Exhibit Number	Description

4.1	Indenture dated as of October 15, 2007 between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to Form S-3ASR Registration Statement No. 333-175700 filed July 21, 2011).

4.2	Third Supplemental Indenture dated as of September 20, 2016 among the Company, The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent (incorporated herein by reference to Exhibit 4.2 to V.F. Corporation’s Current Report on Form 8-K filed with the Commission on September 20, 2016).

4.3	Form of 0.625% Senior Notes due 2023 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

V.F. Corporation

By:	/s/ Laura C. Meagher
Name:	Laura C. Meagher
Title:	Vice President, General Counsel
& Secretary

Date: September 23, 2016